EXHIBIT 10.20
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
GRANTED UNDER
BIOGEN INC. 2017 OMNIBUS EQUITY PLAN
1.Grant of Options
Pursuant to the Biogen Inc. 2017 Omnibus Equity Plan (as it may be amended, modified, or supplemented from time to time, the “Plan”), Biogen Inc. (the “Company") hereby grants an employee of the Company or its Affiliates (the “Participant”), on ____ (the “Grant Date”), a nonqualified stock option (this “Stock Option”). Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of [●] shares of Stock (the “Shares”) at an exercise price equal to $[●] per Share, which is equal to the Fair Market Value (as defined in the Plan) of a Share on the Grant Date of this Stock Option. The latest date on which this Stock Option, or any part thereof, may be exercised shall be the 10th anniversary of the Grant Date (the “Expiration Date”). The Stock Option evidenced by this Agreement is intended to be, and is hereby designated, a nonqualified option, that is, an option that does not qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time. All initially capitalized terms used in this Agreement shall have the meaning specified in the Plan, unless another meaning is specified herein.
2.Vesting and Exercisability of Stock Option
A.The Participant shall have a nonforfeitable right to exercise a portion of this Stock Option (such portion, the vested portion) from and after the vesting dates described in this Section 2, except as otherwise provided herein or determined by the Committee in its sole discretion. If the Participant ceases to be employed by the Company and its Affiliates for any reason, any then outstanding and unvested portion of the Stock Option shall be automatically and immediately forfeited and terminated, except as otherwise provided in this Agreement and the Plan.
B.Except as otherwise provided herein or the Plan, this Stock Option shall vest and become exercisable [vesting schedule] ,
C.Except as otherwise provided herein or the Plan, upon termination of the Participant’s employment with the Company and its Affiliates for any reason, any portion of this Stock Option that is not then vested shall promptly terminate and the vested remainder of this Stock Option shall remain exercisable until the earlier of: (i) six (6) months following the Participant’s Termination Date (as defined in the Employment Agreement) and (ii) the Expiration Date, except as follows:
(1)any unvested portion of this Stock Option held by the Participant immediately prior to the Participant’s Termination Date by reason of death or as result of Disability shall become fully vested upon the Termination Date and shall remain exercisable by the Participant or the Participant’s executor or administrator or the person or persons to whom the Stock Option is transferred by will or the applicable laws of descent and distribution, until the earlier of (a) one (1) year following the date of the Participant’s death or Disability and (b) the Expiration Date;
(2)should the Participant’s employment be terminated due to an Involuntary Employment Action (as defined in the Employment Agreement) that
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occurs outside of a Change in Control Period (as defined in the Employment Agreement), any unvested portion of this Stock Option held by the Participant shall vest on a pro rata basis upon the Termination Date, with such proration calculated as follows: (i) if the Termination Date occurs within the first ___ months following the Grant Date, the Stock Options scheduled to vest on ________ shall vest and (ii) if the Termination Date occurs after the first ___ months following the Grant Date, the number of Stock Options that vest shall equal the product of [INSERT 1/3 OF GRANTED OPTIONS] multiplied by a fraction, the numerator of which is number of days elapsed from the most recent Vesting Date through the Termination Date, and the denominator of which is 366 days (or 365 days, if applicable). The vested portion of the Stock Option shall remain exercisable by the Participant until the earlier of (a) _____ following the Participant’s Termination Date by reason of an Involuntary Employment Action and (b) the Expiration Date;
(3)any unvested portion of this Stock Options held by the Participant immediately prior to the Participant’s Termination Date by reason of an Involuntary Employment Action during a Change in Control Period shall become fully vested upon the Termination Date and shall remain exercisable by the Participant until the earlier of (a) ___ year following the Participant’s Termination Date by reason of an Involuntary Employment Action during a Change in Control Period and (b) the Expiration Date; and
(4)any unvested portion of this Stock Option held by the Participant immediately prior to the Participant’s Retirement shall become fully vested for fifty percent (50%) of the number of Shares covered by such unvested portion and for an additional ten percent (10%) of the number of Shares covered by such unvested portion for every full year of employment by the Company and its Affiliates beyond ten (10) years, on the date of the Participant’s Retirement. Any portion of this Stock Option held by the Participant immediately prior to the Participant’s Retirement that is exercisable immediately following the Participant’s Retirement (after giving effect to this Section 2.C(4)) shall remain exercisable until the earlier of (i) the third anniversary of the Participant’s Retirement and (ii) the Expiration Date. For the avoidance of doubt, Retirement shall not include any termination for Cause (as defined in the Employment Agreement) or any termination for insufficient performance, as determined by the Company and its Affiliates.
D.Notwithstanding anything herein to the contrary, any portion of this Stock Option held by the Participant or the Participant’s permitted transferee immediately prior to the cessation of the Participant’s employment for Cause shall terminate at the commencement of business on the date of such termination.
3.Exercise of Stock Option
A.Each election to exercise this Stock Option shall be made, in accordance with such rules and procedures as the broker or other third-party administrator retained in connection with the administration of the Plan shall prescribe or in accordance with such other procedures as the Committee may determine. This election shall be made by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), accompanied by payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid in whole or in part in cash or, if approved by the Board or the Committee, by means of a cashless exercise by withholding that number of Shares of common stock of the Company, $0.0005 par value (“Common Stock”) whose Fair Market Value is equal to the aggregate exercise price of the Stock Options being exercised. In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company shall be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.
B.the Expiration Date on which a vested Stock Option is scheduled to terminate in accordance with the terms of the Stock Option, if the Stock Option is unexercised and the per Share exercise price is less than the closing price of Stock on that date, the vested Stock Option shall be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company shall deliver to the Participant that number of Shares subject to the vested Stock Option less the number of Shares with a value that is equal to the aggregate Fair Market Value of (1) the aggregate exercise price of the vested Stock Option and (2) the amount necessary to satisfy any required withholding of taxes or social insurance contributions.
4.Cancellation and Rescission of Awards
The Committee may cancel, rescind, withhold or otherwise limit or restrict this Stock Option at any time prior to exercise if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan, or if the Participant engages in any Detrimental Activity.
5.No Voting Rights/Dividends
This Stock Option shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers to the Participant the Shares. The Participant is not entitled to vote any Shares by reason of the granting or vesting of this Stock Option or to receive or be credited with any dividends declared and payable on any Share underlying this Stock Option prior to its exercise with respect to such share.
6.Withholding
The Participant shall pay to the Company or make provision satisfactory to the Company for payment of any taxes and/or social insurance contributions required by law to be withheld with respect to the Stock Option prior to the date of exercise. If no such provision is made, the Company and its Affiliates shall deduct any such tax and/or social insurance obligations from any payment of any kind due to the Participant hereunder or otherwise. To satisfy the withholding obligations hereunder, the Participant may request, if approved by the Board or the Committee, the Company to withhold the minimum number of Shares otherwise deliverable in respect of the exercised portion of the Stock Option that are needed to pay the tax and/or social insurance obligations required by law to be withheld with respect to the Stock Option.
7.Provisions of the Plan
This Stock Option is subject to the terms and provisions of the Plan, which are incorporated herein by reference, and in the event of any inconsistency or conflict between the provisions of this Stock Option and the Plan, the provisions of the Plan shall control. A copy of the Plan as in effect on the Grant Date has been made available to the Participant.
8.No Right to Employment
The grant of this Stock Option shall not constitute a contract of employment or confer upon the Participant any right with respect to the continuance of his/her employment by or other service with the Company or any Affiliate, nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of the Participant at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign the Participant from one position to another within the Company or any Affiliate.
9.No Rights as a Stockholder
The Participant shall not have any rights as a stockholder with respect to any Shares (including dividend or voting rights) to be issued under this Stock Option until he or she becomes the holder of such Shares.
10.Governing Law
The provisions of this Stock Option shall be governed by and interpreted in accordance with the laws of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.
Biogen Inc.
By:
Name: [●]
Title: [●]

[Signature Page to Nonqualified Stock Option Award Agreement]